EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,

UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the Act), I, Mark M. Jacobs, Executive Vice President and Chief Financial Officer of Orion Power Holdings, Inc. (the Company), hereby certify, to the best of my knowledge:

(a)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the Report), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2004	/s/ Mark M. Jacobs
Mark M. Jacobs
Executive Vice President and Chief Financial Officer